UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2017

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items 1.01. Entry into a Material Definitive Agreement

On September 8, 2017, Cedar Realty Trust Partnership, L.P. (the “Operating Partnership”), the operating partnership of Cedar Realty Trust, Inc. (the “Company”) amended and restated its unsecured credit facilities to extend the maturity of its revolving credit facility and extend and reprice various unsecured term loans. Specifically, on September 8, 2017, the Operating Partnership entered into a fourth amended and restated loan agreement with KeyBank National Association, as Administrative Agent, the lenders from time to time party thereto, and the other parties named therein (the “Fourth Amended and Restated Loan Agreement”), which amends and restates in its entirety the third amended and restated loan agreement entered into by the Operating Partnership on February 5, 2015. The Fourth Amended and Restated Loan Agreement provides for a $300 million senior credit facility, comprised of a $250 million unsecured revolving credit facility maturing September 8, 2021 and a $50 million unsecured term loan maturing September 8, 2022. The revolving credit facility may be extended, at the Operating Partnership’s option, for an additional one-year period, subject to customary conditions. The Fourth Amended and Restated Loan Agreement did not change pricing on the facilities from the prior loan agreement.

In addition, on September 8, 2017, the Operating Partnership entered into a second amended and restated loan agreement with KeyBank National Association, as Administrative Agent, the lenders from time to time party thereto, and the other parties named therein (the “Second Amended and Restated Loan Agreement”), which amends and restates in its entirety the amended and restated loan agreement entered into by the Operating Partnership on February 5, 2015, which provided for four tranches of unsecured term loans. Under the terms of the Second Amended and Restated Loan Agreement, the Operating Partnership’s existing $75 million term loan, originally scheduled to mature February 11, 2019, has been extended to September 8, 2024. Initial pricing for this amended term loan is LIBOR plus 170 basis points (“bps”) to LIBOR plus 225 bps from the previous range of 130 bps to 190 bps. The Operating Partnership’s existing $50 million term loan, originally scheduled to mature February 5, 2020, has been extended to September 8, 2022. There was no change in pricing for this term loan. The Operating Partnership’s existing $75 million term loan, scheduled to mature February 11, 2021, has been amended to a new pricing range of LIBOR plus 130 bps to 190 bps from LIBOR plus 170 bps to 230 bps. There was no change to the maturity date for this term loan. The Operating Partnership’s existing $50 million term loan, scheduled to mature February 5, 2022, has been amended to a new pricing range of LIBOR plus 130 bps to 190 bps from LIBOR plus 155 bps to 215 bps. There was no change to the maturity date for this term loan.

The Fourth Amended and Restated Loan Agreement and the Second Amended and Restated Loan Agreement each contain financial covenants including, but not limited to, maximum debt leverage, maximum secured debt, minimum fixed charge coverage, and minimum net worth. In addition, the facility contains restrictions including, but not limited to, limits on indebtedness, certain investments and distributions. Although the credit facilities are unsecured, borrowing availability is based on unencumbered property adjusted net operating income, as defined in the agreements.

In connection with the Fourth Amended and Restated Loan Agreement and the Second Amended and Restated Loan Agreement, the Company and certain of its subsidiaries entered into customary guaranty agreements pursuant to which they have agreed to jointly and severally guaranty the obligations of the Operating Partnership under the credit facilities.

The Operating Partnership had previously entered into various forward interest rate swap agreements which converted LIBOR to fixed rates ranging from 1.45% to 2.27% for the outstanding term loans through their original maturity dates. Concurrent with the extension of the $75 million term loan, the Operating Partnership entered into a forward interest rate swap agreement to convert LIBOR to a fixed rate of 1.99% from its original maturity date of February 11, 2019 through its new amended maturity date of September 8, 2024. Similarly, concurrent with the extension of the $50 million term loan, the Company entered into a forward interest rate swap agreement to convert LIBOR to a fixed rate of 1.89% from its original maturity date of February 5, 2020 through its new amended maturity date of September 8, 2022.

Certain of the banks and financial institutions that are parties to the loan agreements, and their respective affiliates, have in the past provided, are currently providing and in the future may continue to provide, investment banking, commercial banking and other financial services to the Company and its subsidiaries in the ordinary course of business for which they have received and may in the future receive customary compensation.

The foregoing summary is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Loan Agreement and the Second Amended and Restated Loan Agreement, copies of which are expected to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the 2017 Annual Meeting of Stockholders, the Company’s stockholders voted, among other matters, on an advisory basis, as to the frequency with which executive compensation will be subject to future advisory stockholder votes. As previously reported, the greatest number of votes was cast in favor of every “1 Year”.

In accordance with the Board of Directors of the Company’s recommendation as set forth in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders and consistent with the stated preference of the Company’s stockholders, the Company has determined that future advisory stockholder votes on executive compensation will be conducted on an annual basis until the next advisory vote on this matter is held, which is expected to occur no later than the Company’s 2023 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC.

/s/ PHILIP R. MAYS

Philip R. Mays

Executive Vice President, Chief Financial Officer and Treasurer

(Principal financial officer)

Dated: September 13, 2017